Exhibit 32.2

CREDENCE SYSTEMS CORPORATION

CERTIFICATION

In connection with the Annual Report of Credence Systems Corporation (the “Company”) on Form 10-K for the period ended October 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, John R. Detwiler, Senior Vice President, Chief Financial Officer and Secretary of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date:    December 31, 2004

/s/ JOHN R. DETWILER
John R. Detwiler Senior Vice President, Chief Financial Officer and Secretary